Exhibit 10.15

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

Amendment no 1 to
Contract between Firebird LNG LLC and Siemens Energy AB

This Amendment is entered into by and between Firebird LNG LLC a company duly organized and existing under the laws of the territory of Puerto Rico and registered in Puerto Rico, with a business address at 151 San Francisco St., Suite 201, San Juan, Puerto Rico 00901 (hereinafter referred to as the “Customer”) and Siemens Energy AB a company duly organized and existing under the laws of Sweden and registered in Finspong, Sweden, with a business address at 612 83 Finspong, Sweden (hereinafter referred to as the “Siemens Energy”).

Recitals

WHEREAS, Customer and Siemens Energy entered into an agreement on July 18th 2022, for the Power Island Equipment for a SCC6-800 6x1 Combined-Cycle Power Plant together with its auxiliary equipment (herein called “Contract”), and

WHEREAS, the Customer and Siemens Energy have agreed to make certain amendments to the payment terms,

NOW, THEREFORE the Parties agree as follows:

1. General.

A. Capitalized terms in this Amendment shall have the meanings as given to them in the Contract, except for capitalized terms defined herein which shall have the meaning given to them herein.

B. The recitals of this Amendment form an integral part hereof.

C. The Contract remains unchanged, unless it is altered in accordance with this Amendment.

2. Agreements.

A. Effectiveness of Contract. Article 3 of the Agreement is hereby replaced with the following:

The Contract shall become effective upon its signature by both Parties, and Siemens Energy’s receipt of the down payment free for disposal as mentioned in Article 6.1 (a).

The Parties are in agreement that the delivery dates set forth in Article 8.1 are conditional upon that the Customer has paid all the progress payments and the additional payment for interest within the times stipulated in Article 6.1 (b)-(f) and established a letter of credit in accordance with the conditions set forth in Article 6.1 (f) of this Agreement. In the event that Siemens Energy has not received the down payment and all progress payments in full and/or Siemens Energy has not received and approved the letter of credit by latest January 15, 2023 the Contract shall be automatically terminated. Siemens Energy shall have no liability whatsoever, under any legal theory (including without limitation breach of contract or of statue, tort, negligence in any form or indemnity), to the Customer relating to or arising out of such termination. Siemens Energy shall be entitled to retain any payments received.

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B. Scope of the Contract. For the avoidance of doubt the last sentence of Article 3 in the Contract that stipulate “.4. Scope of the Contract” shall be regarded as the headline of the next section which is Section 4 “Scope of the Contract”.

C. Terms of Payment. Article 6 of the Contract is hereby replaced with the following:

6.1 The Contract Price shall be paid by the Customer to Siemens Energy at the times and in the manner set forth below. Payment shall be deemed to be made by Customer upon receipt of cleared funds into Siemens Energy’s bank account for its free disposal. All invoices shall be submitted by Email to Customer in accordance to Article N°1.4 “Notices”.

(a) Down Payment. The down payment of ten percent (10%) of the Contract Price shall be made within five (5) bank days after each Party has signed this Contract (the “Execution Date”) by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice covering ten percent (10%) of the Contract Price The down payment is not refundable.

(b) First Progress Payment. The first progress payment of five point fifty-two percent (5.52%) of the Contract Price shall be made within ninety (90) calendar days after the Execution Date however no later than October 15, 2022 by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice covering five point fifty-two percent of the Contract Price The first progress payment is not refundable.

(c) Second Progress Payment The second progress payment of five point fifty-two percent (5.52%) of the Contract Price shall be made within one hundred eight (108) calendar days after the Execution Date however no later than November 03, 2022 by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice covering five point fifty-two percent of the Contract Price The second progress payment is not refundable.

(d) Third Progress Payment. The third progress payment of five point fifty-two percent (5.52%) of the Contract Price shall be made within one hundred thirty six (136) calendar days after the Execution Date however no later than December 1st, 2022 by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice covering five point fifty-two percent of the Contract Price The third progress payment is not refundable.

Restricted	Siemens Energy is a trademark licensed by Siemens AG.	2

(e) Fourth Progress Payment. The fourth progress payment of fifty-eight point forty four percent (58.44%) of the Contract Price shall be made within one hundred eighty (180) calendar days after the Execution Date however no later than January 15th, 2023 by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice covering fifty-eight point forty four percent of the Contract Price The fourth progress payment is not refundable.

(f) Additional Payment for interest (“Additional Payment”). Due to the changes of the payment terms, the Parties have agreed in negotiation of this Amendment that Purchaser shall pay to Seller an Additional Payment (which is not included in the Contract Price) equal to Two Million

[*****] (“SEK”) ([*****] SEK) and which shall be made within one hundred eighty (180) calendar days after the Execution Date however no later than January 15th, 2023 by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice covering SEK [*****].

The Additional Payment is not refundable.

(g) Letter of Credit. For the remaining fifteen percent (15%) of the Contract Price, the Customer shall, no later than one hundred eighty (180) calendar days from the Execution Date however no later than January 15, 2023, establish an irrevocable letter of credit as set forth in Appendix 3 and Article 3.4 of Appendix 1 by a first class bank approved by Siemens Energy, payable at sight. In order to have the letter of credit established by January 15, 2023, Siemens Energy shall have received the letter of credit from the Customer no later than 7 calendar days prior to January 15, 2023. The form and content of the letter of credit shall be as set out in Appendix 3. All fees and Letter of Credit cost shall be borne by Customer. Confirmation cost shall be in Siemens Energy account. The receipt by Siemens Energy of the Letter of Credit is a condition precedent for the Delivery of any Power Island Equipment.

(h) Payment Provisions under the Letter of Credit:

- 5% of the Contract Price pro rata upon each Delivery against presentation of the following documents:

- one (1) original of packing list;

- one (1) original of the commercial invoice covering the respective part of the Contract Price.

D. Appendix - Draft L/C document. Appendix 3 of the Contract will be replaced by draft attached to this Amendment N°1.

3. Effectiveness, Applicable Law.

This Amendment shall become effective on the date of signature from both parties. This Amendment shall be governed by the law as agreed in the Contract and the dispute resolution as agreed in the Contract shall apply for all disputes connected with or arising out of this Amendment.

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IN WITNESS WHEREOF, this Amendment is to be executed in two (2) equally valid counterparts in accordance with the respective laws:

SIEMENS ENERGY AB	Firebird LNG LLC

10/13/2022	10/11/2022
Date	Date

/s/ Mikael Kåvemark	/s/ Steven Youngdahl
Signature	Signature

Mikael Kåvemark	Steven Youngdahl
Name	Name

10/13/2022
Date	Date

/s/ Annette Joelsson
Signature	Signature

Annette Joelsson
Name	Name

Restricted	Siemens Energy is a trademark licensed by Siemens AG.	4